Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Mast Therapeutics, Inc. of our report dated March 14, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting of Mast Therapeutics, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Diego, California

February 10, 2017